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                     CASH COLLATERAL DEPOSIT RELEASE LETTER

                                                         As of January 26, 1998

BNY Financial Corporation
1290 Avenue of the Americas
New York, New York
Attention: Andrew Rogow

Gentlemen:

                  Reference is made to (a) the Second Restated and Amended Financing Agreement dated as of October 10, 1997 (as the same has been and may be further amended, modified, supplemented and restated from time to time, the "Financing Agreement") between BNY Financial Corporation ("Lender") and Bernard Chaus, Inc. ("Borrower"), (b) that certain $12,500,000 Promissory Note dated as of October 10, 1997 (as the same has been and may be further amended, modified, supplemented and restated from time to time, the "Note") executed by the undersigned in favor of Lender and (c) that certain Cash Collateral Deposit Letter from the undersigned to Lender dated as of October 10, 1997 (as the same has been and may be further amended, modified, supplemented and restated from time to time, the "Deposit Letter"). All capitalized terms used herein which are not defined shall have the meanings given to them in the Financing Agreement.

                  The Collateral Deposit is hereby released to Lender in accordance with the Deposit Letter and shall be applied as provided in Section
12.3 of the Financing Agreement. The parties acknowledge that the undersigned shall become subrogated to the rights of Lender with respect to such loan amount (which will be reflected in a Subrogated Subordinated Promissory Note dated as of the date hereof from Borrower to the undersigned) until such Subrogated Subordinated Promissory Note is exchanged for equity.

                                                            Very truly yours,

                                                            /s/ JOSEPHINE CHAUS
                                                            -------------------
                                                            JOSEPHINE CHAUS

Receipt of the Collateral Deposit is hereby acknowledged as of this 26th day of January, 1998:

BNY FINANCIAL CORPORATION

By: /s/ Andrew Rogow
    ----------------------------
    Title: Senior Vice President



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Subrogation of the amount equal to the Collateral Deposit by means of a
Subrogated Subordinated Promissory Note is hereby acknowledged as of this 26th day of January, 1998:

BERNARD CHAUS, INC.


By: /s/ Andrew Grossman
    ------------------------
     Andrew Grossman
     Chief Executive Officer